AURIC METALLURGICAL LABS, LLC

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference of our name and work related to the Columbus Project in the Post-Effective Amendment No. 3 to Ireland Inc.’s registration statement on Form S-1 (File No. 333-186039) and in the Prospectus included and related thereto.

Dated the 8th day of April, 2014.

AURIC METALLURGICAL LABS, LLC

/s/ Ahmet B. Altinay
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Ahmet B. Altinay
For AuRIC Metallurgical Labs, LLC